EXHIBIT 10.2

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

THIS UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Guaranty”) is made as of April 27, 2023, by LOCAL BOUNTI CORPORATION, a Delaware corporation (“Guarantor”), for the benefit of STORE MASTER FUNDING XXXI, LLC, a Delaware limited liability company (together with its successors and assigns under the Lease (as defined below), “Lessor”).

RECITALS

A.    Lessor and HOLLANDIA REAL ESTATE, LLC, a Delaware limited liability company (“Lessee”), have entered into that certain Master Lease Agreement of even date herewith (as the same may be amended from time to time, the “Lease”), pursuant to which Lessor leases to Lessee the real property described therein and the improvements located thereon (the “Properties”).

B.    As a condition to Lessor entering into the Lease, Guarantor has agreed to execute and deliver this Guaranty for the benefit of Lessor.

C.    Guarantor owns a substantial direct and/or indirect interest in the Lessee and will derive substantial benefit from the Lease.

D.    All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

In consideration of the premises and other good and valuable consideration, the receipt of and sufficiency of which are hereby acknowledged, and in order to induce the Lessor to enter into the Lease, Guarantor hereby agrees as follows:

1.    Guaranty. Guarantor unconditionally, absolutely and irrevocably guarantees the punctual and complete payment and performance when due to Lessor of all Monetary Obligations, including, without limitation, Rental, taxes, insurance premiums, impounds, reimbursements, late charges, default interest, damages, indemnity obligations and all other amounts, actual costs, fees, expenses and charges of any kind or type whatsoever, which may or at any time be due to Lessor under or pursuant to the documents listed on Schedule I attached hereto (collectively, the “Documents”). Guarantor also unconditionally guarantees the satisfaction of all conditions by Lessee and the full and timely performance of all obligations to be performed by Lessee, under or pursuant to the Documents (the matters which are guaranteed pursuant to this section are hereinafter collectively referred to as the “Obligations”). The obligations of Guarantor under this Guaranty are primary, joint and several and independent of the obligations of Lessee and any and every other guarantor of the Obligations, and a separate action or actions may be brought and executed against Guarantor or any other such guarantor, whether or not such action is brought against Lessee or any other such guarantor and whether or not Lessee or any other such guarantor be joined in such action or actions. References in this Guaranty to Guarantor are to each Guarantor signing this Guaranty, and the liability of each such Guarantor is joint and several.

2.    Waivers. This is an absolute and unconditional guaranty of payment and performance and not of collection and Guarantor unconditionally (a) waives any requirement that Lessor first make demand upon, or seek to enforce or exhaust remedies against, Lessee or any other Person (including any other guarantor) or any of the collateral or property of Lessee or such other Person before demanding payment from, or seeking to enforce this Guaranty against, Guarantor; (b) waives all rights of subrogation, all rights of indemnity and any other rights to collect reimbursement from Lessee; (c) waives any right to participate in any security now or hereafter held by Lessor or in any claim or remedy of Lessor or any other Person against Lessee with respect to the Obligations; (d) waives diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of execution of any Documents, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of defaults under any of the Documents and all other notices whatsoever; (e) waives and agrees not to assert any and all rights, benefits and defenses which might otherwise be available under any laws, statutes or rules which may conflict with the terms of this Guaranty or might operate, contrary to Guarantor’s agreements in this Guaranty, to limit Guarantor’s liability under, or the enforcement of, this Guaranty; (f) covenants that this Guaranty will not be discharged until all of the Obligations are fully satisfied; and (g) agrees that this Guaranty shall remain in full effect without regard to, and shall not be affected or impaired by, any invalidity, irregularity or unenforceability in whole or in part of any of the Documents, or any limitation of the liability of Lessee or Guarantor thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

3.    Continuing Guaranty. This Guaranty is a continuing guaranty, and the obligations, undertakings and conditions to be performed or observed by Guarantor under this Guaranty shall not be affected or impaired by reason of the happening from time to time of the following with respect to the Documents, all without notice to, or the further consent of, Guarantor: (a) the waiver by Lessor of the observance or performance by Lessee or Guarantor of any of the obligations, undertakings, conditions or other provisions contained in any of the Documents, except to the extent of such waiver; (b) the extension, in whole or in part, of the time for payment of any amount owing or payable under the Documents; (c) the modification or amendment (whether material or otherwise) of any of the obligations of Lessee under, or any other provisions of, any of the Documents, except to the extent of such modification or amendment; (d) the taking or the omission of any of the actions referred to in any of the Documents (including, without limitation, the giving of any consent referred to therein); (e) any failure, omission, delay or lack on the part of Lessor to enforce, assert or exercise any provision of the Documents, including any right, power or remedy conferred on Lessor in any of the Documents or any action on the part of Lessor granting indulgence or extension in any form; (f) the assignment to or assumption by any third party of any or all of the rights or obligations of Lessee under all or any of the Documents; (g) the release or discharge of Lessee from the performance or observance of any obligation, undertaking or condition to be performed by Lessee under any of the Documents by operation of law, including any rejection or disaffirmance of any of the Documents in any bankruptcy or similar proceedings; (h) the receipt and acceptance by Lessor or any other Person of notes, checks or other instruments for the payment of money and extensions and renewals thereof; (i) any action, inaction or election of remedies by Lessor which results in any impairment or destruction of any subrogation rights of Guarantor, or any rights of Guarantor to proceed against any other Person for reimbursement; (j) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under the laws of the State of Arizona, the states in which the Properties are located or any other jurisdiction; and (k) the termination or renewal of any of the Obligations or any other provision thereof.

4.    Representations and Warranties. Guarantor represents and warrants to Lessor that: (a) neither the execution nor delivery of this Guaranty nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms or conditions of, or constitute a default under, any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor, which conflict, breach, default, lien, charge or encumbrance could result in a material adverse change in the financial condition of Guarantor; (b) no further consents, approvals or authorizations are required for the execution and delivery of this Guaranty by Guarantor or for Guarantor’s compliance with the terms and provisions of this Guaranty; (c) this Guaranty is the legal, valid and binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and subject to general principles of equity; (d) Guarantor has the full power, authority, capacity and legal right to execute and deliver this Guaranty, and, to the extent Guarantor is a corporation, partnership, limited liability company or other form of entity, the parties executing this Guaranty on behalf of Guarantor are fully authorized and directed to execute the same to bind Guarantor; (e) Guarantor is not, and if Guarantor is a “disregarded entity,” any owner of the disregarded entity is not, a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust,” “foreign estate,” or any other “person” that is not a “United States person,” as those terms are defined in the U.S. Internal Revenue Code and the regulations promulgated thereunder; (f) Guarantor is not a party with whom a citizen of the United States is prohibited from engaging in transactions by any trade embargo, economic sanction or other prohibition of United States law, regulation or Executive Order of the President of the United States; (g) all financial statements and other information relating to Guarantor heretofore delivered to Lessor are true, correct and complete in all material respects as of the date of this Guaranty and Guarantor will furnish Lessor, within forty five (45) days after the end of each fiscal quarter of Guarantor and within one hundred twenty (120) days after the end of each fiscal year of Guarantor, complete financial statements of Guarantor, including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended; notwithstanding the foregoing, in the event Guarantor is a public entity and files quarterly and annual financial statements with the Securities Exchange Commission on Form 10-Q and Form 10-K, such financial statements will be deemed delivered to Lessor upon Lessee’s filing of such forms and the filing of such forms with the Securities Exchange Commission through the EDGAR system that is available to the public shall satisfy Lessee’s annual financial reporting requirements under this Section 4(g); (h) during the term of this Guaranty, Guarantor will not transfer or dispose of any material part of Guarantor’s assets except in the ordinary course of business for full and fair consideration and reasonably equivalent value; and (i) the Documents are conclusively presumed to have been signed in reliance on this Guaranty, and the assumption by Guarantor of Guarantor’s obligations under this Guaranty results in direct financial benefit to Guarantor. Guarantor understands that Lessor is relying on the representations and warranties of Guarantor, and Guarantor represents that such reliance is reasonable.

5.    Nature of Guaranty. This Guaranty shall commence upon execution and delivery of any of the Documents and shall continue in full force and effect until all of the Obligations are duly, finally and permanently paid, performed and discharged and are not subject to any right of extension by Lessee, and Lessor gives Guarantor written notice of the full and final satisfaction of the Obligations. The Obligations shall not be considered fully paid, performed and discharged unless and until all payments by Lessee to Lessor are no longer subject to any right on the part of any Person whomsoever, including but not limited to Lessee, Lessee as a debtor-in-possession and/or any trustee in bankruptcy, to disgorge such payments or seek to recoup the amount of such payments or any part thereof. This Guaranty shall remain in full force and effect and continue to be effective upon an Insolvency Event. This Guaranty shall continue to be effective or be reinstated, as applicable, if at any time payment and performance of the Obligations, or any part thereof, are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lessor, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid to Lessor and not so rescinded, reduced, restored or returned.

6.    Subordination. Notwithstanding any provision contained in this Guaranty, in the event that Guarantor shall have any claims against Lessee, any indebtedness of Lessee now or hereafter held by Guarantor is hereby subordinated to the indebtedness of Lessee to Lessor, including, without limitation, any and all amounts due to Lessor under the Lease. Any such indebtedness of Lessee to Guarantor, if Lessor so requests, shall be collected, enforced and received by Guarantor as trustee for Lessor and be paid over to Lessor on account of the Obligations, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

7.    Authority. It is not necessary for Lessor to inquire into the powers of Lessee or its officers, directors, partners or agents acting or purporting to act on its behalf, and Guarantor shall be liable for the Obligations in accordance with their terms notwithstanding any lack of authorization or defect in execution or delivery by Lessee.

8.    Attorneys’ Fees and Costs. In addition to the amounts guaranteed under this Guaranty, Guarantor agrees to pay (a) all of Lessor’s Costs, and (b) interest (including postpetition interest to the extent a petition is filed by or against Lessee under the Bankruptcy Code) at the Default Rate on any Obligations not paid when due. Guarantor hereby agrees to indemnify and hold harmless Lessor for, from and against all Losses suffered or occasioned by the failure of Lessee to satisfy its obligations under the Documents. The agreement to indemnify Lessor contained in this Section shall be enforceable notwithstanding the invalidity or unenforceability of the Documents or any of them or the invalidity or unenforceability of any other paragraph contained in this Guaranty. All moneys available to Lessor for application in payment or reduction of the liabilities of Lessee under the Documents may be applied by Lessor to the payment or reduction of such liabilities of Lessee, in such manner, in such amounts and at such time or times as Lessor may elect.

9.    Notice. All notices, demands, designations, certificates, requests, offers, consents, approvals, appointments and other instruments given pursuant to this Guaranty (collectively called “Notices”) shall be in writing and given by any one of the following: (a) hand delivery; (b) express overnight delivery service; (c) certified or registered mail, return receipt requested; or (d) electronic mail message, and shall be deemed to have been delivered upon (i) receipt, if hand delivered, (ii) the next Business Day, if delivered by a reputable express overnight delivery service; (iii) the third Business Day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested; or (iv) transmission, if delivered by electronic mail. Notices shall be provided to the parties and addresses (or electronic mail addresses) specified below:

If to Guarantor:	Local Bounti Corporation 400 W Main Street Hamilton, MT 59840 Attention:General Counsel Email: mmccandless@localbounti.com

With a copy to:	Orrick, Herrington & Sutcliffe, LLP 355 S. Grand Avenue, Suite 2700 Los Angeles, CA 90071 Attention:Nicole Walsh, Esq. Email: nwalsh@orrick.com

If to Lessor:	STORE Master Funding XXXI, LLC 8377 E. Hartford Drive, Suite 100 Scottsdale, AZ 85255 Attention:Asset Management Email: customerservice@storecapital.com

With a copy to:	Kutak Rock LLP 1801 California Street, Suite 3000 Denver, CO 80202 Attention:Kristine L. Poston, Esq. Email: Kristine.Poston@kutakrock.com or to such other address or such other Person as either party may from time to time hereafter specify to the other party in a notice delivered in the manner provided above.

10.    Governing Law. This Guaranty is delivered in the State of California, and it is the intent of Guarantor and Lessor that this Guaranty shall be deemed to be a contract made under and governed by the internal laws of the State of California, without regard to its principles of conflicts of law. For purposes of any action or proceeding involving this Guaranty, Guarantor submits to the jurisdiction of all federal and state courts located in the State of California and consents that Guarantor may be served with any process or paper by registered mail or by personal service within or without the State of California in accordance with applicable law. Guarantor waives and agrees not to assert in any such action, suit or proceeding that Guarantor is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. Nothing contained in this section shall limit or restrict the right of Lessor to commence any proceeding in the federal or state courts located in the states in which the Properties are located and/or where Guarantor maintains Guarantor’s residence or chief executive office to the extent Lessor deems such proceeding necessary or advisable to exercise remedies available under the Documents.

11.    Acknowledgement of Lease. Guarantor intends for the Lease to be a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, security agreement or other financing or trust arrangement, and the economic realities of the Lease are those of a true lease. Guarantor shall not challenge the validity, enforceability or characterization of the Transaction, and Guarantor shall support the intent of Guarantor, Lessee and Lessor that the Lease is a “true lease” and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, trust agreement, security interest or the like. Guarantor acknowledges that Lessor did not prepare or assist in the preparation of any of the projected financial figures used by Lessee in analyzing the economic viability and feasibility of the Transaction.

12.    Independent Rights. All of Lessor’s rights and remedies under the Documents and this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy is intended to be in exclusion of or a waiver of any of the others.

13.    Assignment. Guarantor acknowledges and agrees that (a) Lessor may collaterally assign all of its right, title and interest under the Lease and this Guaranty to a lender; and (b) upon the exercise of any lender’s remedies set forth in related loan documents, all of the rights, powers and privileges of Lessor shall be deemed the rights, powers and privileges of such lender and such lender shall be entitled to exercise all of the rights and remedies of “Lessor” under this Guaranty, the Lease and such loan documents. Guarantor hereby consents to, and no further consent by Guarantor shall be required for, any further assignment of rights of Lessor hereunder or in connection with any transfer by Lessor, each to the extent in accordance with the Lease. All notices, certificates, reports or other information required to be delivered to Lessor under this Guaranty shall be delivered simultaneously to such lender. Notwithstanding any provision herein to the contrary, this Guaranty shall not be deemed to create any obligation of or liability for such lender. Guarantor intends that such lender shall be an intended third party beneficiary of this Guaranty but without any corresponding responsibility, liability or obligation to Guarantor.

14.    Inurement. Except as otherwise expressly provided in Section 13 above, this Guaranty is solely for the benefit of Lessor, its successors and assigns and is not intended to nor shall it be deemed to be for the benefit of any third party, including, without limitation, Lessee. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including, a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Lessor hereunder, inure to the benefit of Lessor, all future holders of any instrument evidencing any of the Obligations and its successor and assigns. No sales, participations, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the rights of Lessor or its successors and assigns hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

15.    Severability. If any provision of this Guaranty is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. Guarantor agrees to take such action and to sign such other documents as may be appropriate to carry out the intent of this Guaranty. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original. Furthermore, the undersigned agree that transmission of a fully executed copy of this Guaranty via e-mail in a “.pdf” or other electronic format shall be deemed transmission of the original Guaranty for all purposes.

16.    WAIVER OF JURY TRIAL. LESSOR, BY ACCEPTING THIS GUARANTY, AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY LESSOR OR GUARANTOR AGAINST ANY PARTY OR THEIR SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY, THE RELATIONSHIP OF LESSOR, LESSEE AND/OR GUARANTOR, LESSEE’S USE OR OCCUPANCY OF THE PROPERTIES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY LESSOR AND GUARANTOR OF ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY HAS BEEN

NEGOTIATED AND IS A MATERIAL INDUCEMENT FOR LESSOR ACCEPTING THIS GUARANTY. FURTHERMORE, GUARANTOR AND LESSOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT EITHER MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY OR THE OTHER PARTY’S AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY DOCUMENTS CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY THE PARTIES OF ANY RIGHT THEY MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

17.    Final Agreement. This Guaranty represents the final agreement between Lessor and Guarantor and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements. Guarantor covenants and agrees that there are no unwritten oral agreements between Lessor and Guarantor and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Guaranty. Neither this Guaranty nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an agreement in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge, or termination is sought, and then only to the extent set forth in such agreement.

18.    Securitizations; Other. As a material inducement to Lessor’s willingness to complete the Transaction contemplated by the Lease and the other Transaction Documents, Guarantor hereby acknowledges and agrees that Lessor may, from time to time and at any time (a) advertise, issue press releases, send direct mail or otherwise disclose information regarding the Transaction for marketing purposes; and (b) (i) act or permit another Person[, other than a Restricted Transferee,] to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (ii) permit one or more of such Persons[, other than Restricted Transferees,] or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in Section 14.01 of the Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (i) and (ii) in this paragraph, whether proposed or completed, are referred to in the Lease as a “Securitization”). At no additional expense to Guarantor, Guarantor shall cooperate fully with Lessor and any Affected Party with respect to all reasonable requests and due diligence procedures and to use reasonable efforts to facilitate such Securitization.

19.    Entire Agreement. This Guaranty contains the entire agreement of the parties hereto in respect of the guaranty described herein, and all other prior agreements among or between such parties, whether oral or written, are superseded by the terms of this guaranty as they relate to the guaranty described herein.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty effective as of the date set forth in the introductory paragraph of this Guaranty.

GUARANTOR: LOCAL BOUNTI CORPORATION, a Delaware corporation

By: /s/ Kathleen Valiasek

Name: Kathleen Valiasek

Title: Chief Financial Officer

STATE OF     California                )

                                               ) ss.

COUNTY OF   Marin                       )

The foregoing instrument was acknowledged before me this   24th         day of             April                                         , 2023, by   Kathleen Valiasek, as       CFO                         of LOCAL BOUNTI CORPORATION, a Delaware corporation.

/s/ Heather Lynn Wilson
Notary Public

My Commission Expires:

3/10/24